SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D. C.  20549





                                   FORM 8-K


                           Current Report Pursuant
                        to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):  August 31, 1994


                           CLARK EQUIPMENT COMPANY
            (Exact name of registrant as specified in its charter)



       Delaware                    1-5646                 38-0425350
(State or other juris-          (Commission               (IRS Employer
diction of incorporation)        File Number)        Identification Number)



100 North Michigan Street
P. O. Box 7008
South Bend, Indiana
(Address of principal                                       46634
executive offices)                                       (Zip Code)



Registrant's telephone number                            (219) 239-0100
including area code













                                                      Total Number of Pages: 4
                                                      Exhibit Index at Page: 3

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ITEM 5.  OTHER EVENTS


On August 31, 1994, Registrant issued a press release announcing that its business unit, Melroe Company, located in Fargo, North Dakota has completed a joint venture agreement with Marubeni Corporation, Tokyo, to export Bobcat skid-steer loaders and attachments manufactured in North Dakota and market them in Japan. A copy of this press release is attached as Exhibit (99) and incorporated in this Item by reference. The press release contains certain forward-looking statements about Registrant as defined in paragraph (c) of Rule 3b-6, "Liability for Certain Statements by Issuers" issued pursuant to the Securities Exchange Act of 1934. The forward-looking statements of Registrant published in the press release are reaffirmed hereby.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit (99) - Registrant's press release announcing that its business unit, Melroe Company, located in Fargo, North Dakota has completed a joint venture agreement with Marubeni Corporation, Tokyo, to export Bobcat skid-steer loaders and attachments manufactured in North Dakota and market them in Japan.



                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              CLARK EQUIPMENT COMPANY

                              /s/ John J. Moran, Jr.

                              John J. Moran, Jr.
                              Assistant Secretary



Date:  September 8, 1994













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                            EXHIBIT LIST AND INDEX



                                                  Filed Herewith Unless
Exhibit             Description                   Otherwise Indicated

 (99)               Registrant's Press Release         Page 4
                    dated August 31, 1994
















































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                                                                  EXHIBIT (99)
Clark Equipment Company
100 North Michigan Street
P.O. Box 7008
South Bend, Indiana 46634


                                 NEWS RELEASE


Contact:  Joe Fimbianti                 Release Date:  IMMEDIATE
          219/239-0176


                     CLARK EQUIPMENT'S MELROE UNIT FORMS
                      A JOINT VENTURE WITH JAPANESE FIRM


SOUTH BEND, INDIANA, August 31, 1994 -- Melroe Company, a North Dakota-based business unit of Clark Equipment Company (NYSE: CKL), completed a joint venture agreement to export Bobcat skid-steer loaders and attachments manufactured in North Dakota and market them in Japan. The new company, Marubeni Bobcat Sales Company, will be headquartered in Yokohama, Japan. It will market a full line of Bobcat loaders and establish a network of branches and dealerships throughout Japan under the direction of Mr. Isao Owada, President, and Mr. Kirk Haws, Executive Vice President of the joint venture.

Bobcat loaders were previously manufactured and sold in Japan by Toyo Umpanki Co. (TCM) under a technical license agreement spanning 18 years. In 1993, Melroe and TCM mutually agreed to terminate that agreement. Mr. Haws said, "The name 'Bobcat' is highly recognized in the Japanese market. That fact, along with marketing, sales and product support from the United States, makes this a very exciting business venture."

"There is a potentially large market for Melroe products in Japan," according to Mr. Chin Wah Ying, Melroe's International Sales Manager. He added, "Thanks to our previous business experience in Japan, we are poised and ready to take advantage of that demand."

Marubeni is one of the largest industrial trading companies in Japan, with annual worldwide trading volume of over $150 billion. Melroe and Marubeni have had business dealings for 17 years. Marubeni is the trading company for Melroe purchases of Japanese-made components such as engines and excavator under-carriages.

Mr. Haws is Melroe's representative director for the joint venture. Other Melroe directors for the joint venture are Mr. Ying and Melroe Vice President and Controller, Mr. Charles Hoge. Marubeni Corporation's representative director is Mr. Isao Owada, and Messrs. Isao Ishikawa and Hiroyuki Anabuki are its other two board members.

Melroe Company is a business unit of Clark Equipment Company, South Bend, Indiana. Clark's business is the design, manufacture and sale of skid-steer loaders, construction machinery, asphalt paving equipment, and axles and transmissions for off-highway equipment.


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